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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): April 4, 2006

                              NTL INCORPORATED
                 (FORMERLY KNOWN AS TELEWEST GLOBAL, INC.)
           (Exact name of Registrant as specified in its charter)

          DELAWARE            FILE NO. 000-50886           52-3778427
  (State of Incorporation)     (Commission File          (IRS Employer
                                    Number)           Identification No.)

           909 THIRD AVENUE, SUITE 2863, NEW YORK, NEW YORK 10022
            (Address of principal executive offices) (Zip Code)

     Registrant's Telephone Number, including Area Code: (212) 906-8440

        Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                             TABLE OF CONTENTS



Item 1.01  Entry into a Material Definitive Agreement.

SIGNATURES
Exhibit 99.1    U.S. Press Release dated April 4, 2006
Exhibit 99.2 Announcement Pursuant to Rule 2.5 of the U.K. Takeover Code dated April 4, 2006





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

OFFER FOR VIRGIN MOBILE, LICENSE AGREEMENT WITH VIRGIN ENTERPRISES AND ANCILLARY MATTERS

     On April 4, 2006, we announced that we had reached agreement with the independent board of directors of Virgin Mobile (UK) Holdings plc ("Virgin Mobile") on the terms of an offer, with a share alternative offer and a share and cash alternative offer, to be made by us and one of our wholly-owned subsidiaries to acquire 100% of the shares of Virgin Mobile (the "Offer"). Virgin Mobile is the largest mobile virtual network operator in the United Kingdom, with 4.3 million customers. Virgin Mobile uses the network of T-Mobile (UK) Limited for the transmission of its traffic.

     Virgin Mobile shareholders may elect to receive, for each share of Virgin Mobile, (a) (pound)3.72 in cash, (b) 0.23245 shares of our common stock, or (c) 0.18596 shares of our common stock plus (pound)0.67 in cash. Virgin Group Investments Limited ("Virgin Group")and Virgin Entertainment Investment Holdings Ltd. ("Virgin Entertainment") have irrevocably agreed to elect alternative (c) above in respect of Virgin Group's aggregate beneficial interest in approximately 71.2% of Virgin Mobile's shares. Other shareholders holding an additional 0.82% have also irrevocably agreed to accept the Offer.

     The independent board of directors of Virgin Mobile has confirmed its intention unanimously to recommend the Offer. A copy of the U.S. press release issued by us on April 4, 2006 is filed herewith as Exhibit 99.1 and incorporated herein by reference. A copy of our announcement of the same date issued in the United Kingdom under Rule 2.5 of the U.K. Takeover Code, which includes further information about the Offer and the conditions to the Offer, is filed herewith as Exhibit 99.2 and incorporated herein by reference.

     We and Virgin Mobile intend to implement the Offer through a U.K. Scheme of Arrangement, and we have entered into an Implementation Agreement with Virgin Mobile that sets forth certain obligations of the parties in connection with the mechanics of that implementation, the conduct of Virgin Mobile's business pending completion of the transaction, and other matters. After receiving court approval to hold a shareholder meeting, Virgin Mobile shareholders will be asked at a meeting of shareholders to approve the Scheme of Arrangement. The court will then be asked to confirm the fairness of the Scheme. We intend that the Scheme will be structured to be exempt from registration under the Securities Act of 1933, as amended, pursuant to
Section 3(a)(10) of that act. The transaction does not require approval by our shareholders.

     We have also entered into a trade mark license agreement with Virgin Enterprises Limited under which our existing right to use certain Virgin trade marks within the United Kingdom and Ireland in respect of our internet business will be extended to cover our other consumer businesses, including the provision of communications services (such as internet, television, fixed line telephony, and upon the acquisition of Virgin Mobile, mobile telephony), the acquisition and branding of sports, movies and other premium television content, and the branding and sale of certain communications equipment related to our businesses, such as set top boxes and cable modems. The agreement provides for a royalty of 0.25% per annum of our revenues from the relevant businesses, subject to a minimum annual royalty of (pound)8.5 million (the royalty would have been approximately (pound)9 million based on 2005 revenues including Virgin Mobile and our subsidiary Virgin.Net). The agreement has a term of 30 years, although we can terminate it after 10 years on one year's notice, and it is subject to earlier termination by us in certain other circumstances, including (subject to specified payments) a change of control. The agreement also entitles us to use a corporate name that includes the Virgin name. Under the U.K. Takeover Code, the license agreement is subject to approval by a majority of the shareholders of Virgin Mobile other than those associated with affiliates of the Virgin Group.

     An ancillary agreement to the trade mark license agreement permits Virgin Enterprises to propose one candidate (and successors to that candidate) to serve on our Board of Directors. Additionally, Virgin Enterprises is permitted to propose a senior marketing executive for employment by our company.

     In connection with the issuance of our stock in the Offer, Virgin Entertainment, which will hold our shares at closing (and, in respect of certain provisions, Sir Richard Branson), has entered into an Investment Agreement dated April 4, 2006 that will be effective upon the closing of the transaction. The Investment Agreement:

     (a) limits the disposition of our shares by Virgin Entertainment and its permitted transferees from the date of the closing through the 18 month anniversary of that date. Under these limits, Virgin
Entertainment will be able to sell (cumulatively, including all prior sales):

           (i)  12.5% of their initial holding after three months;

           (ii) 25% of their initial holding after six months;

           (iii)37.5% of their initial holding after nine months;

           (iv) 50% of their initial holding after twelve months;

           (v)  75% of their initial holding after fifteen months; and

           (vi) 100% of their initial holding (i.e., no continuing restrictions) after eighteen months.

     (b) provides for certain limitations on the conduct of these stockholders and Sir Richard Branson through our 2008 annual meeting, including:

           (i) a cap of 15% on the acquisition of our voting securities (subject to certain exceptions and to our shareholder rights plan);

           (ii) a restriction (with certain exceptions) on selling our shares to any person or group that would own 1% or more of our voting securities after the transaction;

           (iii)an agreement to vote pro rata to other shareholders or in support of actions recommended by our board in respect of any amendment of the Company's articles or bylaws, any proposal that could facilitate a change of control of the Company, or for the election of directors. However, the shareholders retain the right to vote against a business combination transaction recommended by the board and refuse to tender voting securities in connection with such a recommended transaction;

           (iv) restrictions on offering, proposing or seeking to enter into business combination transactions, participating in solicitation of proxies, proposing stockholder proposals, publicly opposing recommendations by our board, related discussions with third parties or public announcements, or assisting others to do any of the foregoing.

     (c) provides these shareholders with certain demand registration rights.

     We will finance the maximum cash consideration in the Offer, and the refinancing in full of Virgin Mobile's existing credit facilities, utilizing (i) additional borrowings under our credit facilities previously disclosed in connection with our merger with Telewest Global, Inc. ("Telewest"), which closed on March 3, 2006; and (ii) cash on hand. We will borrow an additional (pound)475 million, comprising (a) an additional (pound)175 million of borrowings under the 5-year amortizing term loan facility entered into in connection with the acquisition of Telewest, and
(b) a (pound)300 million 6 1/2-year bullet repayment facility.



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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 4, 2006                      NTL INCORPORATED


                                    By:  /s/ Bryan H. Hall
                                        --------------------------
                                        Bryan H. Hall
                                        Secretary




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                             EXHIBIT INDEX

EXHIBIT DESCRIPTION
------- -----------
99.1    U.S. Press Release dated April 4, 2006.
99.2 Announcement Pursuant to Rule 2.5 of the U.K. Takeover Code dated April 4, 2006